Exhibit 10.1

2016

Rules of the Schlumberger 2010 Omnibus Stock Incentive Plan

French Sub-Plan for Restricted Units

The Board of Directors (the “Board”) of Schlumberger Limited (the “Company”) has established the Schlumberger Omnibus Stock Incentive Plan (the “Plan”) in order to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered particularly valuable, to encourage the sense of proprietorship of such persons and to promote the active interest of such persons in the development and financial success of the Company and its Subsidiaries. This includes the Company’s branch in France and the Company’s subsidiaries in France of which the Company holds directly or indirectly at least 10% of the share capital (the “French Subsidiary”).

Section 21 of the Plan specifically authorizes the Committee to establish sub-plans as the Committee deems appropriate or advisable to implement the Plan.

The Committee, therefore, intends with this document to establish a sub-plan of the Plan for the purpose of granting awards that qualify for the specific treatment applicable to French Qualified Restricted Share Units awards to employees who are resident of France and who are or may become subject to French tax (i.e. income tax and/or social security tax) as a result of awards granted under the Plan (the “French Grantees”). The terms of the Plan, as set out in this Appendix, shall, subject to the modifications in the following rules, constitute the Rules of the Schlumberger Omnibus Stock Incentive Plan for Employees in France (the “French Plan”).

The adoption of this French Plan shall not confer upon the French Grantees, or any employees of the French Subsidiary, any employment rights and shall not be construed as part of the French Grantees’ employment contracts, if any. Subject to the terms of the Plan, the Committee reserves the right to amend or terminate the French Plan at any time. Such amendments would only apply to future grants and would not be retroactive.

This amendment and restatement of the French Plan is effective as of January 1, 2016 and is adopted as April 6, 2016.

Appendix 1 :French Qualified Restricted Stock Units

It is intended that Restricted Share Units granted under the French Plan shall qualify for the specific tax and social security charges treatment applicable to French Qualified Restricted Share Units Options granted under Articles L.225-197-1 to L.225-197-6 of the French Commercial Code, as subsequently amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, and relevant Guidelines published by French tax and social security administrations and subject to the fulfillment of legal, tax and reporting obligations. The Restricted Share Units granted under this Appendix 1 will be deemed French Qualified Restricted Share Units.

1.	Eligibility

French Qualified Restricted Share Units may not be granted under this Addendum to an individual:

(a) unless he is employed Schlumberger Limited or by a company which is a subsidiary of Schlumberger Limited , as defined in Article 225-197-2 of the French “Code de Commerce” in France; or

(b) unless he is a director with a management function as defined in Article 225-197-1 of the French “Code de Commerce” in France of a company which is a subsidiary of Schlumberger Limited as defined in Article 225-197-2 of the French “Code de Commerce” in France; or

(c) who owns more than 10% of the share capital of Schlumberger Limited

2.	Vesting, Settlement and Delivery of French Qualified Restricted Share Units

(a) Vesting. French Qualified Restricted Share Units shall vest as provided for in the Share Unit Agreement.

(b) Settlement. Payment of vested Restricted Share Units shall only be made in shares of Common Stock.

(c) Delivery. Notwithstanding the vesting date of the Restricted Share Units, under no circumstances, except in case of employee’s death as provided for in section 2 (d) below, shall the delivery of the shares related to a French Qualified Restricted Share Unit occur prior to the third anniversary of the Grant Date.

(d) Acceleration on Death. Upon Termination of Employment from the Company by reason of employee’s death, all French Qualified Restricted Share Units that are not vested at that time immediately will become vested in full. The Company shall issue the underlying shares to the employee’s heirs, at their request, within six months following the death of the employee. Notwithstanding the foregoing, the employee’s heirs must comply with the restriction on the sale of shares set forth in Section 4 below, to the extent and as long as applicable under French law.

3.	No Sales Restrictions

The sale of shares issued pursuant to the conversion of the French Qualified Restricted Share Units may occur as soon as the shares are delivered to the employee provided the closed periods in section 4 below are respected.

4.	Closed periods

Shares underlying French Qualified Restricted Share Units may not be sold during the following period (“Closed Periods”):

(a) within the 10 days before or after the publication of the annual accounts;

(b) within a period beginning with the date at which executives of Schlumberger Limited become aware of any information which, were it to be public knowledge, could have a significant impact on the price of shares in and ending 10 trading days after the information becomes public knowledge.

These Closed Periods will apply to grant of French Qualified Restricted Share Units as long as and to the extent such Closed Periods are applicable under French law.

5.	Non-transferability of French Qualified Restricted Share Units

Except in the case of death, French Qualified Restricted Share Units may not be transferred to any third party.

6.	Adjustments to certain corporate events

Adjustments to the terms and conditions of the French Qualified Restricted Share Units or underlying shares may be made only pursuant to applicable French legal and tax rules. Nevertheless, the Board or the Compensation Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Restricted Share Units may no longer qualify as French Qualified Restricted Share Units.

Appendix 2: French Terms applicable to three year Performance Share Units

It is intended that Performance Share Units granted under the French Plan shall qualify for the specific tax and social security charges treatment applicable to French Qualified Performance Share Units Options granted under Articles L.225-197-1 to L.225-197-6 of the French Commercial Code, as subsequently amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, and relevant Guidelines published by French tax and social security administrations and subject to the fulfillment of legal, tax and reporting obligations. The Performance Share Units granted under this Appendix 2 will be deemed French Qualified Performance Share Units.

1.	Eligibility

French Qualified Performance Share Units may not be granted under this Addendum to an individual:

(a) unless he is employed by Schlumberger Limited or by a company which is a corporation subsidiary of Schlumberger Limited; or

(b) unless he is a director with a management function as defined in Article 225-197-1 of the French “Code de Commerce” in France of a company which is a corporation subsidiary of Schlumberger Limited; or

(c) who owns more than 10% of the share capital of Schlumberger Limited

2.	Vesting, Settlement and Delivery of French Qualified Performance Share Units

(a) Vesting. French Qualified Performance Share Units shall vest as provided for in the Share Unit Agreement.

(b) Settlement. Payment of vested Performance Share Units shall only be made in shares of Common Stock.

(c) Delivery. Notwithstanding the vesting date of the Performance Share Units, under no circumstances, except in case of employee’s death as provided for in section 2 (d) below, shall the delivery of the shares related to a French Qualified Performance Share Unit occur prior to the third anniversary of the Grant Date.

(d) Acceleration on Death. Upon Termination of Employment from the Company by reason of employee’s death, all French Qualified Performance Share Units that are not vested at that time immediately will become vested in full. The Company shall issue the underlying shares to the employee’s heirs, at their request, within six months following the death of the employee. Notwithstanding the foregoing, the employee’s heirs must comply with the restriction on the sale of shares set forth in Section 4 below, to the extent and as long as applicable under French law.

3.	No Sales Restrictions

The sale of shares issued pursuant to the conversion of the French Qualified Performance Share Units may occur as soon as the shares are delivered to the employee provided the closed periods in section 4 below are respected.

4.	Closed periods

Shares underlying French Qualified Performance Share Units may not be sold during the following period (“Closed Periods”):

(a) within the 10 days before or after the publication of the annual accounts;

(b) within a period beginning with the date at which executives of Schlumberger Limited become aware of any information which, were it to be public knowledge, could have a significant impact on the price of shares in and ending 10 trading days after the information becomes public knowledge.

These Closed Periods will apply to grant of French Qualified Performance Share Units as long as and to the extent such Closed Periods are applicable under French law.

5.	Non-transferability of French Qualified Performance Share Units

Except in the case of death, French Qualified Performance Share Units may not be transferred to any third party.

6.	Adjustments to certain corporate events

Adjustments to the terms and conditions of the French Qualified Performance Share Units or underlying shares may be made only pursuant to applicable French legal and tax rules. Nevertheless, the Board or the Compensation Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Performance Share Units may no longer qualify as French Qualified Performance Share Units.